                                                 AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                                BY-LAWS

                                                               ARTICLE I

                                                             STOCKHOLDERS
                                                             ------------

                  1.01.       Annual Meetings.  The  Corporation is not required to hold an annual meeting of its  stockholders  in any
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year in which  the  election  of  directors  is not  required  to be acted  upon  under  the  Investment  Company  Act of 1940.  If the
Corporation  is required by the  Investment  Company Act of 1940 to hold a meeting of  stockholders  to elect  directors,  such meeting shall be held at a date and time set by the Board of  Directors  in  accordance  with the  Investment  Company Act of 1940 and no later than 120 days after the  occurrence  of the event  requiring  the  meeting.  Any  stockholders'  meeting  held in  accordance  with the preceding  sentence  shall for all purposes  constitute the annual meeting of  stockholders  for the fiscal year of the  Corporation in which the meeting is held.  Except as the charter or statute  provides  otherwise,  any business may be considered at an annual meeting without the purpose of the meeting  having been  specified in the notice.  Failure to hold an annual  meeting does not  invalidate  the
Corporation's existence or affect any otherwise valid corporate acts.

                  1.02.       Special Meetings.   At  any  time  in  the  interval  between  annual  meetings,  a  special  meeting  of
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stockholders  may be called by the  Chairman  of the Board or the  President  or by a majority of the Board of  Directors  by vote at a meeting  or in  writing  (addressed  to the  Secretary  of the  Corporation)  with  or  without  a  meeting.  Special  meetings  of the stockholders  shall be called as may be required by law.  The Board of  Directors of the  Corporation  shall call a special  meeting of stockholders,  in its discretion,  on the written request of stockholders  holding at least 10 percent of outstanding shares of a Fund.
A request for a special  meeting  shall state the purpose of the meeting and the matters  proposed to be acted on at it. The  Secretary shall inform the stockholders  who make the request of the reasonably  estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.

                  1.03.       Place of Meetings.  Meetings of  stockholders  shall be held at such place in the United States as is set
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from time to time by the Board of Directors.

                  1.04.       Notice of Meetings; Waiver of Notice.   Not  less   than  ten  nor  more   than  90  days   before   each
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stockholders'  meeting,  the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other  stockholder  entitled  to notice of the  meeting.  The notice  shall  state the time and place of the  meeting  and, if the meeting is a special  meeting or notice of the  purpose is  required  by  statute,  the  purpose of the  meeting.  Notice is given to a stockholder when it is personally  delivered to him, left at his residence or usual place of business,  or mailed to him at his address as it appears on the  records of the  Corporation.  Notwithstanding  the  foregoing  provisions,  each person who is entitled to notice waives  notice if he before or after  the  meeting  signs a waiver of the  notice  which is filed  with the  records  of  stockholders'
meetings, or is present at the meeting in person or by proxy.

                  1.05.       Quorum; Voting.  Unless  statute or the charter  provides  otherwise,  at a meeting of  stockholders  the
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presence  in person or by proxy of  stockholders  entitled  to cast a  majority  of all the votes  entitled  to be cast at the  meeting constitutes  a quorum,  except  that where the holders of any Fund or class of shares are  entitled  to vote as a separate  class (such
Fund or class being  referred to as a  "Separate  Class") or where  holders of two or more (but not all) Funds or classes of shares are required to vote as a single  class (such Funds or classes  being  referred  to as a "Combined  Class"),  the  presence in person or by proxy of the  holders of a majority  of the shares of that  Separate  Class or  Combined  Class,  as the case may be,  entitled to vote thereat  shall  constitute  a quorum  for such  vote.  A  majority  of all the votes  cast at a meeting at which a quorum is present is sufficient to approve any matter which  properly  comes before the meeting,  except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

                  1.06.       Adjournments.  Whether or not a quorum is  present,  a meeting of  stockholders  convened on the date for
                              ------------
which it was called may be  adjourned  from time to time  without  further  notice by a majority  vote of the  stockholders  present in person or by proxy to a date not more than 120 days after the  original  record date.  If a quorum with respect to a Separate  Class or a Combined  Class,  as the case may be, shall not be present or represented at any meeting of  stockholders,  the holders of a majority of the shares of such Separate  Class or such Combined  Class,  as the case may be,  present in person or by proxy and entitled to vote shall have power to adjourn  the  meeting  from time to time as to such  Separate  Class or such  Combined  Class,  as the case may be, without notice other than  announcement at the meeting,  until the requisite number of shares entitled to vote at such meeting shall be present.  Any business  which might have been  transacted at the meeting as originally  notified may be deferred and  transacted at any such adjourned meeting at which a quorum shall be present.

                  1.07.       General Right to Vote; Proxies.  Unless the  charter  provides  for a greater  or lesser  number of votes
                              ------------------------------
per share or limits or denies voting  rights,  each  outstanding  share of stock,  regardless of the Fund or class,  is entitled to one vote on each matter  submitted to a vote at a meeting of  stockholders.  In all  elections  for  directors,  each share of stock may be voted for as many  individuals  as there are  directors  to be elected and for whose  election  the share is  entitled  to be voted.  A stockholder  may vote the  stock he owns of  record  either  in person or by proxy as  provided  by  statute.  Unless a proxy  provides otherwise, it shall not be valid for more than eleven months after its date.

                  1.08.       List of Stockholders.  At  each  meeting  of  stockholders,  a  full,  true  and  complete  list  of  all
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stockholders  entitled  to vote at such  meeting,  showing the number and class of shares held by each and  certified  by the  transfer agent for such Fund or class or by the Secretary, shall be furnished by the Secretary.

                  1.09.       Conduct of Business and Voting.  At all  meetings  of  stockholders,  unless the voting is  conducted  by
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inspectors,  the proxies and ballots shall be received,  and all  questions  touching the  qualification  of voters and the validity of proxies,  the  acceptance or rejection of votes and  procedures  for the conduct of business not otherwise  specified by these By-Laws, the charter or law, shall be decided or determined by the chairman of the meeting.  If demanded by  stockholders,  present in person or by proxy,  entitled  to cast 10 percent in number of votes  entitled  to be cast,  or if  ordered  by the  chairman,  the vote upon any election  or  question  shall be taken by  ballot  and,  upon like  demand  or order,  the  voting  shall be  conducted  by one or more inspectors,  in which event the proxies and ballots shall be received,  and all questions  touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided,  by such inspectors.  Unless so demanded or ordered,  no vote need be by ballot and voting need not be  conducted  by  inspectors.  The  stockholders  at any meeting may choose an inspector or inspectors  to act at such  meeting,  and in default of such  election  the  chairman  of the  meeting  may  appoint  an  inspector  or inspectors.  No candidate for election as a director at a meeting shall serve as an inspector thereat.

                  1.10.       Action by Written Consent.  Any action  required or  permitted  to be taken at a meeting of  stockholders
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may be taken without a meeting if there is filed with the records of  stockholders'  meetings an unanimous  written  consent which sets forth the action and is signed by each  stockholder  entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                                              ARTICLE II

                                                          BOARD OF DIRECTORS
                                                          ------------------

                  2.01.       Function of Directors.  The  business  and  affairs  of  the  Corporation  shall  be  managed  under  the
                              ---------------------
direction of its Board of Directors.  All powers of the  Corporation  may be exercised by or under authority of the Board of Directors, except as  conferred  on or reserved to the  stockholders  by statute or by the charter or By-Laws.  The Board may delegate the duty of management  of the  assets  and  the  administration  of the  day-to-day  operations  of the  Corporation  to one or more  entities  or individuals  pursuant to a written  contract or  contracts  which have  obtained  the  approvals,  including  the  approval of renewals thereof, required by the Investment Company Act of 1940.

                  2.02.       Number of Directors.  The  Corporation  shall have at least three  directors;  provided that, if there is
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no stock  outstanding,  the number of directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are fewer than three  stockholders,  unless provided  otherwise by the charter,  the number of directors may be less than three but not less than the number of stockholders.  The Corporation  shall have the number of directors  provided in its charter until changed as herein  provided.  Unless statute or the charter provides  otherwise,  a majority of the entire Board of Directors may alter the number of directors set by the charter to a number not exceeding 25 nor less than the minimum  number then  permitted  herein,  but the action may not affect the tenure of office of any director.

                  2.03.       Election and Tenure of Directors.  At each annual  meeting,  the  stockholders  shall elect  directors to
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hold office until the next annual meeting and until their successors are elected and qualify.

                  2.04.       Removal of Directors.  Unless the charter of the  Corporation  provides  otherwise,  the  stockholders of
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the Corporation may remove any director,  with or without cause, by the affirmative  vote of a majority of all the votes entitled to be cast for the election of directors.

                  2.05.       Vacancy on Board.  The  stockholders  may elect a successor  to fill a vacancy on the Board of  Directors
                              ----------------
which  results from the removal of a director by the  stockholders.  A director  elected by the  stockholders  to fill a vacancy  which results  from the removal of a director  serves for the  balance of the term of the  removed  director.  Unless  otherwise  provided by statute or the charter,  a majority of the remaining  directors,  whether or not sufficient to constitute a quorum,  may fill a vacancy on the Board of Directors  which  results  from any cause  except an increase in the number of  directors  and a majority of the entire
Board of Directors may fill a vacancy which  results from an increase in the number of  directors.  A director  elected by the Board of
Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

                  2.06.       Regular Meetings.  After each meeting of stockholders  at which  directors  shall have been elected,  the
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Board of Directors  shall meet as soon as practicable for the purpose of  organization  and the  transaction of other business.  In the event that no other time and place are specified by resolution of the Board,  the President or Chairman with notice in accordance  with
Section 2.08, the Board of Directors shall meet immediately  following the close of, and at the place of, such  stockholders'  meeting.
Any other  regular  meeting of the Board of  Directors  shall be held on such date and at any place as may be  designated  from time to time by the Board of Directors.

                  2.07.       Special Meetings.  Special  meetings of the Board of Directors  may be called at any time by the Chairman
                              ----------------
of the Board or the  President or by the Board of Directors  by vote at a meeting,  or in writing with or without a meeting.  A special meeting of the Board of Directors  shall be held on such date and at any place as may be  designated  from time to time by the Board of
Directors.  In the absence of designation such meeting shall be held at such place as may be designated in the call.

                  2.08.       Notice of Meetings; Waiver of Notice.  Except as  provided  in Section  2.06,  the  Secretary  shall give
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notice to each  director of each regular and special  meeting of the Board of  Directors.  The notice shall state the time and place of the meeting.  Notice is given to a director  when it is delivered  personally to him, left at his residence or usual place of business, or sent by telegraph,  facsimile  transmission or telephone,  at least 24 hours before the time of the meeting or, in the  alternative, by mail to his address as it shall appear on the records of the  Corporation  at least 72 hours before the time of the meeting.  Unless statute,  the By-Laws or a  resolution  of the Board of  Directors  provides  otherwise,  the notice need not state the  business to be transacted  at or the purposes of any regular or special  meeting of the Board of  Directors.  No notice of any meeting of the Board of
Directors  need be given to any director who attends,  or to any director who, in a writing  executed and filed with the records of the meeting  either before or after the holding  thereof,  waives such notice.  Any meeting of the Board of Directors,  regular or special, may adjourn from time to time to reconvene at the same or some other place,  and no notice need be given of any such adjourned  meeting other than by announcement.

                  2.09.       Action by Directors.  Unless  statute or the charter or the By-Laws  requires a greater  proportion,  the
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action of a  majority  of the  directors  present at a meeting  at which a quorum is  present  is action of the Board of  Directors.  A majority of the entire Board of Directors shall  constitute a quorum for the transaction of business.  In the absence of a quorum,  the directors  present by majority  vote and without  notice other than by  announcement  may adjourn the meeting from time to time until a quorum shall attend.  At any such  adjourned  meeting at which a quorum shall be present,  any business may be  transacted  which might have been transacted at the meeting as originally  notified.  Unless otherwise  provided by statute or regulation,  any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting,  if an unanimous  written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

                  2.10.       Participation by Telephone.  Members of the Board of Directors may  participate  in a meeting by means of
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a conference  telephone or similar  communications  equipment  allowing all persons  participating in the meeting to hear each other at the same time. Unless provided  otherwise by statute or regulation,  participation in a meeting by these means constitutes  presence in person at the meeting[, but shall not constitute attendance for the purpose of compensation pursuant to Section 2.11].

                  2.11.       Compensation.  By resolution of the Board of Directors a fixed sum and expenses,  if any, for  attendance
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at each regular or special meeting of the Board of Directors or of committees  thereof,  and other  compensation  for their services as such or on  committees  of the Board of  Directors,  may be paid to  directors.  A director  who serves  the  Corporation  in any other capacity also may receive compensation for such other services, pursuant to a resolution of the Board of Directors.

                                                              ARTICLE III

                                                              COMMITTEES
                                                              ----------

                  3.01.       Committees.  The Board of Directors  may appoint from among its members an Executive  Committee and other
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committees  comprised of two or more  directors and delegate to these  committees  any of the powers of the Board of Directors,  except the power to declare  dividends  or other  distributions  on stock,  elect  directors,  issue  stock other than as provided in the next sentence,  recommend to the stockholders any action which requires  stockholder  approval,  amend the By-Laws, or approve any merger or share  exchange  which does not require  stockholder  approval.  If the Board of  Directors  has given  general  authorization  for the issuance of stock, a committee of the Board,  in accordance  with a general  formula or method  specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to  classification  or  reclassification  and the terms on which any stock may be issued,  including  all terms and  conditions  required or permitted to be  established  or authorized by the
Board of Directors.

                  3.02.       Committee Procedure.  Each  committee  may fix rules of  procedure  for its  business.  A majority of the
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members of a committee  shall  constitute a quorum for the  transaction  of business and the action of a majority of those present at a meeting at which a quorum is present shall be action of the committee.  The members of a committee  present at any meeting,  whether or not they  constitute a quorum,  may appoint a director to act in the place of an absent member.  Any action required or permitted to be taken at a meeting of a committee  may be taken  without a meeting,  if an  unanimous  written  consent  which sets forth the action is signed by each  member of the  committee  and filed with the  minutes of the  committee.  The  members of a  committee  may conduct any meeting thereof by telephone in accordance with the provisions of Section 2.10.

                  3.03.       Emergency.  In the event of a state of  disaster  of  sufficient  severity  to prevent  the  conduct  and
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management  of the affairs and business of the  Corporation  by its  directors  and officers as  contemplated  by the charter and these
By-Laws,  any two or more available members of the then incumbent  Executive  Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the  Corporation  in accordance  with the provisions of Section 3.01. In the event of the  unavailability,  at such time, of a minimum of two members of the then incumbent Executive  Committee,  the available directors shall elect an Executive  Committee  comprised of any two members of the Board of Directors,  whether or not they be officers of the Corporation,  which two members shall  constitute the Executive  Committee for the full conduct and management of the affairs of the  Corporation  in  accordance  with  the  foregoing  provisions  of this  Section  3.03.  This  Section  3.03  shall be  subject  to implementation  by resolution of the Board of Directors  passed from time to time for that purpose,  and any  provisions of the By-Laws
(other than this Section) and any  resolutions  which are contrary to the  provisions of this Section or to the  provisions of any such implementing  resolutions shall be suspended until it shall be determined by any interim Executive  Committee acting under this Section that it shall be to the advantage of the  Corporation  to resume the conduct and  management of its affairs and business  under all the other provisions of these By-Laws.

                                                              ARTICLE IV

                                                               OFFICERS
                                                               --------

                  4.01.       Executive and Other Officers.  The Corporation  shall have a President,  a Secretary and a Treasurer.  It
                              ----------------------------
may also have a Chairman of the Board.  The Board of Directors  shall  designate who shall serve as  President,  who shall have general supervision of the business and affairs of the  Corporation,  and may designate a chief operating  officer,  who shall have supervision of the operations of the  Corporation.  In the absence of any  designation  the Chairman of the Board,  if there be one, shall serve as
President.  The same person may hold the office of  Chairman  of the Board and  President.  The  Corporation  may also have one or more
Vice-Presidents,  assistant officers and subordinate  officers as may be established by the Board of Directors.  A person may hold more than one  office in the  Corporation  except  that no  person  may serve  concurrently  as both  President  and  Vice-President  of the
Corporation.  The Chairman of the Board shall be a director.  The other  officers may be directors.  The Chairman of the Board,  if one be elected, or the President shall preside at all meetings of the Board of Directors and of the stockholders.

                  4.02.       Chairman of the Board.  Unless otherwise  specified by the Board of Directors,  the Chairman of the Board
                              ---------------------
shall be the President of the Corporation  and perform the duties  customarily  performed by presidents,  and may perform any duties of the President.  In general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.

                  4.03.       President.  Unless  otherwise  specified  by the Board of  Directors,  the  President  shall be the Chief
                              ---------
Operating  Officer of the Corporation and perform the duties  customarily  performed by chief  operating  officers.  He or she may sign and execute, in the name of the Corporation,  all authorized deeds, mortgages,  bonds, contracts or other instruments,  except in cases in which the signing and execution  thereof shall have been expressly  delegated to some other officer or agent of the Corporation.  In general,  he or she shall perform all duties usually  performed by a president of a corporation  and such other duties as are from time to time assigned to him or her by the Board of Directors or the Chairman of the Board of the Corporation.

                  4.04.       Vice-Presidents.  The  Vice-President  or  Vice-Presidents,  at the request of the  President,  or in the
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President's  absence or during his inability to act, shall perform the duties and exercise the functions of the President,  and when so acting shall have the powers of the President.  If there be more than one  Vice-President,  the Board of Directors may determine  which one or more of the  Vice-Presidents  shall perform any of such duties or exercise any of such functions,  or if such  determination  is not made by the Board of Directors,  the President may make such  determination;  otherwise any of the  Vice-Presidents may perform any of such duties or exercise  any of such  functions.  The  Vice-President  or  Vice-Presidents  shall have such other powers and perform such other duties,  and have such  additional  descriptive  designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

                  4.05.       Secretary.  The  Secretary  shall keep the minutes of the meetings of the  stockholders,  of the Board of
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Directors and of any  committees,  in books provided for that purpose;  he shall see that all notices are duly given in accordance with the  provisions  of the  By-Laws or as required by law; he shall be  custodian  of the records of the  Corporation;  he may witness any document on behalf of the  Corporation,  the execution of which is duly  authorized,  see that the corporate seal is affixed where such document is required or desired to be under its seal,  and,  when so affixed,  may attest the same;  and, in general,  he shall perform all duties  incident to the office of a secretary of a  corporation,  and such other duties as are from time to time assigned to him by the Board of Directors or the President.

                  4.06.       Treasurer.  The Treasurer  shall have charge of and be responsible  for all funds,  securities,  receipts
                              ---------
and  disbursements  of the Corporation,  and shall deposit,  or cause to be deposited,  in the name of the  Corporation,  all moneys or other valuable effects in such banks,  trust companies or other  depositories as shall,  from time to time, be selected by the Board of
Directors;  he or she shall render to the  President  and to the Board of Directors,  whenever  requested,  an account of the financial condition  of the  Corporation;  and,  in  general,  he shall  perform  all the  duties  incident  to the  office of a  treasurer  of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors or the President.

                  4.07.       Assistant and Subordinate Officers.  The assistant and  subordinate  officers of the  Corporation are all
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officers below the office of Vice-President,  Secretary or Treasurer.  The assistant or subordinate  officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.

                  4.08.       Election, Tenure and Removal of Officers.  The  Board  of  Directors  shall  elect  the  officers  of the
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Corporation.  The Board of Directors  may from time to time  authorize any  committee or officer to appoint  assistant and  subordinate officers.  Election or  appointment of an officer,  employee or agent shall not of itself create  contract  rights.  All officers shall be elected or appointed  to hold their  respective  offices  during the  pleasure of the Board.  The Board of Directors  (or, as to any
assistant or  subordinate  officer,  any committee or officer  authorized by the Board) may remove an officer at any time.  The removal of an officer does not prejudice any of his contract  rights.  The Board of Directors (or, as to any assistant or subordinate  officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office.

                  4.09.       Compensation.  The Board of Directors  shall have power to fix the salaries  and other  compensation  and
                              ------------
remuneration,  of whatever  kind, of all officers of the  Corporation.  It may authorize any committee or officer,  upon whom the power of appointing  assistant and subordinate officers may have been conferred,  to fix the salaries,  compensation and remuneration of such assistant and subordinate officers.

                                                               ARTICLE V

                                                            INDEMNIFICATION
                                                            ---------------

                  5.01.         Indemnification.  Any  indemnification  by the  Corporation for a specific  action,  suit or proceeding
                                ---------------
shall  (unless  ordered by a court) be made by the  Corporation  only upon (a) a final  decision on the merits by a court or other body before whom the action,  suit or proceeding was brought that a person  permitted by the charter to seek  indemnification  (the "Covered
Person") was not liable by reason of Disabling  Conduct  (hereafter  defined),  (b)  dismissal  of the  proceeding  against the Covered
Person for insufficiency of evidence of any Disabling  Conduct,  or (c) a reasonable  determination,  based upon a review of the facts, by a majority  of a quorum of the  directors  who are neither  "interested  persons" of the  Corporation  as defined in the  Investment
Company  Act of 1940 nor parties to the  proceeding  ("Disinterested,  Non-Party  Directors"),  or an  independent  legal  counsel in a written opinion,  that the Covered Person was not liable by reason of Disabling  Conduct.  Disabling  Conduct includes (a) liability in connection  with any  proceeding  in which it is  determined  that (i) the act or omission of the  Covered  Person was  material to the matter giving rise to the  proceeding,  and was committed in bad faith or was the result of active and deliberate  dishonesty,  or (ii)
the Covered  Person  actually  received an  improper  personal  benefit in money,  property  or  services,  or (iii) in the case of any criminal  proceeding,  the Covered Person had reasonable  cause to believe that the act or omission was unlawful,  and (b) liability to the  Corporation or its  stockholders  to which the Covered  Person would  otherwise be subject by reason of willful  misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties  involved in the conduct of his or her office.  The  termination  of any proceeding by judgment,  order or settlement shall not create a presumption that the Covered Person did not meet the required  standard of conduct;  the termination of any proceeding by conviction,  or a plea of nolo contendere or its equivalent,  or an entry of an order of probation prior to judgment,  shall create a rebuttable  presumption  that the Covered Person did not meet the required  standard of conduct.  Any  determination  pursuant to this Section 7.01 shall not prevent  recovery  from any Covered  Person of any amount paid to him in accordance  with this By-Law as  indemnification  if such Covered  Person is  subsequently  adjudicated  by a court of competent jurisdiction to be liable by reason of Disabling Conduct.

                  5.02.       Enforcement of Indemnification Right.  Any  indemnification,  or  payment of  expenses  in advance of the
                              ------------------------------------
final  disposition  of any action,  suit or  proceeding,  shall be made  promptly,  and in any event  within 60 days,  upon the written request of the Covered Person.  The right to  indemnification  and advances hereunder shall be enforceable by the Covered Person in any court of competent  jurisdiction,  if (i) the Corporation denies such request,  in whole or in part, or (ii) no disposition  thereof is made within 60 days.  The Covered  Person's  costs and expenses  incurred in connection  with  successfully  establishing  his right to indemnification,  in whole or in part,  in any such action shall also be reimbursed  by the  Corporation.  It shall be a defense to any action for advance for expenses  that (a) a  determination  has been made that the facts then known to those  making the  determination would  preclude  indemnification  or (b) the  Corporation  has not received  both (i) an  undertaking  as required by law to repay such advances in the event it shall  ultimately be determined  that the standard of conduct has not been met and (ii) a written  affirmation by the Covered  Person of such Covered  Person's good faith belief that the standard of conduct  necessary for  indemnification  by the
Corporation has been met.

                  5.03.       Advance Payment of Expenses.  Reasonable  expenses  (including  attorney's  fees)  incurred  by a Covered
                              ---------------------------
Person may be paid or reimbursed by the Corporation in advance of the final  disposition of an action,  suit or proceeding upon receipt by the Corporation of (i) a written  affirmation by the Covered Person of his good faith belief that the standard of conduct  necessary for  indemnification  under this By-Law has been met and (ii) a written  undertaking by or on behalf of the Covered Person to repay the amount if it is  ultimately  determined  that such  standard of conduct has not been met, so long as either (A) the Covered  Person has provided a security for his  undertaking,  (B) the Corporation is insured against losses arising by reason of any lawful  advances,  or
(C) a majority of a quorum of the  Disinterested,  Non-Party  Directors,  or an  independent  legal counsel in a written  opinion,  has determined,  based on a review of readily  available facts (as opposed to a full trial-type  inquiry),  that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

                  5.04.       Exclusivity, Etc.  The  indemnification  and  advance of expenses  provided  by this By-Law  shall not be
                              -----------------
deemed  exclusive of any other rights to which a Covered  Person seeking  indemnification  or advance of expenses may be entitled under any law (common or  statutory),  or any  agreement,  vote of  stockholders  or  disinterested  directors,  or other  provision  that is consistent  with law, both as to action in an official  capacity and as to action in another  capacity  while  holding  office or while employed by or acting as agent for the  Corporation,  shall continue in respect of all events  occurring while the Covered Person was a director or officer  after such  Covered  Person has ceased to be a director or officer,  and shall inure to the benefit of the estate, heirs,  executors and  administrators of such Covered Person.  The Corporation shall not be liable for any payment under this By-Law in connection  with a claim made by a director or officer to the extent such director or office has otherwise  actually  received  payment under an insurance policy,  agreement,  vote or otherwise.  All rights to indemnification and advance of expenses under the charter and hereunder  shall be deemed to be a contract  between the  Corporation  and each  director or officer of the  Corporation  who serves or served in such  capacity  at any time while this By-Law is in effect.  Nothing  herein  shall  prevent the  amendment  of this  By-Law, provided that no such amendment  shall diminish the rights of any Covered Person  hereunder with respect to events  occurring or claims made before its  adoption or as to claims made after its adoption in respect of events  occurring  before its  adoption.  Any repeal or modification of this By-Law shall not in any way diminish any rights to  indemnification  or advance of expenses of a Covered Person or the  obligations of the  Corporation  arising  hereunder  with respect to events  occurring,  or claims made,  while this By-Law or any provision hereof is in force.

                  5.05.       Insurance.  The Corporation  may purchase and maintain  insurance on behalf of any Covered Person against
                              ---------
any liability asserted against him and incurred by him in any such capacity,  or arising out of his status as such; provided,  however, that the Corporation shall not purchase insurance to indemnify any Covered Person against liability for Disabling Conduct.

                  5.06.       Severability: Definitions.  The invalidity or  unenforceability  of any provision of this Article V shall
                              -------------------------
not affect the  validity or  enforceability  of any other  provision  hereof.  The phrase  "this  By-Law" in this  Article V means this
Article V in its entirety.

                                                              ARTICLE VI

                                                                 STOCK
                                                                 -----

                  6.01.       Certificates for Stock.  The Board of Directors may  determine to issue  certificated  or  uncertificated
                              ----------------------
shares  of  capital  stock and  other  securities  of the  Corporation.  For  certificated  stock,  each  stockholder  is  entitled  to certificates  which  represent and certify the shares of stock he holds in the  Corporation.  Each stock  certificate  shall include on its face the name of the  Corporation,  the name of the  stockholder  or other person to whom it is issued,  and the class or series of stock and number of shares it represents.  It shall also include a statement  which provides in substance  that: the  Corporation  will furnish to any  stockholder on request and without  charge a full statement of the  designations  and any  preferences,  conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue,  of the  differences in the relative  rights and preferences  between the shares of each series of a preferred or special class in series which the  Corporation  is authorized to issue,  to the extent they have been set, and of the authority of the Board of Directors to set the relative  rights and  preferences  of  subsequent  series of a preferred or special  class of stock and any  restrictions  on  transferability.  Such  request may be made to the  Secretary or to its transfer agent.  Upon the issuance of  uncertificated  shares of capital stock,  the  Corporation  shall send the stockholder a written statement  of the same  information  required  on the  certificate.  It shall be in such form,  not  inconsistent  with law or with the charter,  as shall be approved by the Board of Directors or any officer or officers  designated  for such purpose by  resolution of the
Board of Directors.  Each stock  certificate  shall be signed by the Chairman of the Board,  the President,  or a  Vice-President,  and
countersigned  by the Secretary,  an Assistant  Secretary,  the Treasurer,  or an Assistant  Treasurer.  Each certificate may be sealed with the  actual  corporate  seal or a  facsimile  of it or in any other  form and the  signatures  may be either  manual or  facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

                  6.02.       Transfers.  The Board of Directors  shall have power and authority to make such rules and  regulations as
                              ---------
it may deem  expedient  concerning  the issue,  transfer  and  registration  of shares of stock;  and may appoint  transfer  agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

                  6.03.       Record Date and Closing of Transfer Books.  The Board of  Directors  may set a record date or direct that
                              -----------------------------------------
the stock  transfer  books be  closed  for a stated  period  for the  purpose  of making  any  proper  determination  with  respect  to stockholders,  including which stockholders are entitled to notice of a meeting, vote at a meeting,  receive a dividend, or be allotted other  rights.  The record date may not be prior to the close of  business on the day the record date is fixed nor,  subject to Section
1.06, more than 90 days before the date on which the action  requiring the  determination  will be taken; the transfer books may not be closed  for a period  longer  than 20 days;  and,  in the case of a meeting of  stockholders,  the  record  date or the  closing of the transfer books shall be at least 10 days before the date of the meeting.

                  6.04.       Stock Ledger.  The  Corporation  shall  maintain a stock  ledger  which  contains the name and address of
                              ------------
each  stockholder  and the number of shares of stock of each Fund or class  which the  stockholder  holds.  The stock  ledger may be in written  form or in any other form which can be  converted  within a  reasonable  time into  written  form for visual  inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of the transfer  agent,  or, if none, at the principal  office in the State of Maryland or the principal executive office of the Corporation.

                  6.05.  Certification of Beneficial Owners.  The Board of  Directors  may adopt by  resolution  a procedure by which a
                         ----------------------------------
stockholder  of the  Corporation  may  certify in writing to the  Corporation  that any shares of stock  registered  in the name of the stockholder  are held for the account of a specified  person other than the  stockholder.  The resolution  shall set forth the class of stockholders who may certify,  the purpose for which the  certification  may be made, the form of certification  and the information to be contained in it, if the  certification  is with respect to a record date or closing of the stock transfer books,  the time after the record date or closing of the stock transfer books within which the  certification  must be received by the Corporation,  and any other provisions  with respect to the  procedure  which the Board  considers  necessary or  desirable.  On receipt of a  certification  which complies with the procedure  adopted by the Board in accordance with this Section,  the person specified in the  certification  is, for the purpose set forth in the  certification,  the holder of record of the  specified  stock in place of the  stockholder  who makes the certification.

                  6.06.       Lost Stock Certificates.  The Board of Directors of the  Corporation  may  determine the  conditions  for
                              -----------------------
issuing a new stock  certificate  in place of one which is alleged to have been lost,  stolen or destroyed,  including the  requirement that the owner furnish a bond as indemnity  against any claim that may be made against the  Corporation in respect of the lost,  stolen or destroyed  certificate,  or the Board of Directors may delegate such power to any officer or officers of the  Corporation.  In their discretion,  the Board of Directors or such  officer or officers may refuse to issue such new  certificate  save upon the order of some court having jurisdiction in the premises.

                                                              ARTICLE VII

                                                                FINANCE
                                                                -------

                  7.01.       Checks, Drafts, Etc.  All checks,  drafts and orders for the payment of money,  notes and other evidences
                              -------------------
of indebtedness,  issued in the name of the Corporation,  shall, unless otherwise provided by resolution of the Board of Directors,  be signed by the President,  a Vice-President or an Assistant  Vice-President and countersigned by the Treasurer,  an Assistant Treasurer, the  Secretary or an  Assistant  Secretary.  The  President or Treasurer  shall  prepare  annually a full and correct  statement of the affairs of the  Corporation,  to include a statement of net assets and a financial  statement of operations  for the  preceding  fiscal year.  The  statement of affairs  shall be placed on file at the  Corporation's  principal  office within 120 days after the end of the fiscal year.

                  7.03.       Fiscal Year.  The fiscal year of the  Corporation  shall be the  12-calendar-month  period ending October
                              -----------
31 in each year, unless otherwise provided by the Board of Directors.

                  7.04.       Dividends.  If declared  by the Board of  Directors  at any  meeting  thereof,  the  Corporation  may pay
                              ---------
dividends on its shares in cash,  property,  or in shares of the capital stock of the Corporation,  unless such dividend is contrary to law or to a restriction contained in the charter of the Corporation.

                  7.05.       Net Asset Value.  Except  in  the  event  of  emergency  conditions  or as  otherwise  permitted  by  the
                              ---------------
Investment  Company Act of 1940,  the net asset value per share of each Fund or class of stock shall be determined  no less  frequently than once daily,  Monday through  Friday,  at such time or times as the Board of Directors sets. In valuing  portfolio  investments for the  determination of the current net asset value per share of any Fund or class of shares,  securities for which market quotations are readily  available shall be valued at prices which,  in the opinion of the Board of Directors or the person  designated by the Board of
Directors to make the  determination,  most nearly  represent the current  market value of such  securities,  and other  securities and assets  shall be  valued  on the  basis of their  fair  value as  determined  by or under  the  direction  of the  Board of  Directors.
Notwithstanding  the  foregoing,  the Board of Directors may determine  that it is in the best  interests of a particular  Fund and its shareholders  to utilize  the  amortized  cost  valuation  in order to maintain a stable net asset value per share for the Fund and may adopt procedures in accordance with Rule 2a-7  promulgated  under the Investment  Company Act of 1940 which are reasonably  designed to stabilize the Fund's net asset value per share at a single value.

                  7.06.       Employment of Custodian.   The   Corporation   shall  place  and  maintain  its  securities  and  similar
                              -----------------------
investments in the custody of one or more custodians  meeting the  requirements of the Investment  Company Act of 1940, or may serve as its own custodian in accordance  with such rules and  regulations or orders as the Securities and Exchange  Commission may from time to time  prescribe  for the  protection  of investors.  Securities  held by a custodian may be registered in the name of the  Corporation, including the  designation  of the  particular  Fund to which such assets belong,  or any such  custodian,  or the nominee of either of them.  Subject to such rules,  regulations,  and orders as the Commission  may adopt as necessary or appropriate  for the protection of investors, the Corporation or any custodian,  with the consent of the Corporation,  may deposit all or any part of the securities owned by the Corporation in a system for the central  handling of securities,  pursuant to which system all securities of a particular  class or series of any issuer  deposited  within the system are treated as fungible and may be transferred  or pledged by  bookkeeping  entry without physical delivery of such securities.

                                                             ARTICLE VIII

                                                           SUNDRY PROVISIONS
                                                           -----------------

                  8.01.       Books and Records.  The  Corporation  shall keep correct and  complete  books and records of its accounts
                              -----------------
and  transactions  and minutes of the  proceedings of its  stockholders  and Board of Directors and of any executive or other committee when  exercising  any of the powers of the Board of Directors.  The books and records of the  Corporation  may be in written form or in any other form which can be converted  within a reasonable time into written form for visual  inspection.  Minutes shall be recorded in written form but may be maintained in the form of a  reproduction.  The original or a certified  copy of these By-Laws shall be kept at the principal office of the Corporation.

                  8.02.       Corporate Seal.  The  Board  of  Directors  shall  provide  a  suitable  seal,  bearing  the  name of the
                              --------------
Corporation,  which shall be in the charge of the  Secretary.  The Board of Directors  may authorize  one or more  duplicate  seals and provide for the custody  thereof.  If the  Corporation is required to place its corporate seal to a document,  it is sufficient to meet the  requirement of any law, rule or regulation  relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                  8.03.       Bonds.  The Board of Directors may require any officer,  agent or employee of the  Corporation  to give a
                              -----
bond to the  Corporation,  conditioned upon the faithful  discharge of his duties,  with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                  8.04.       Voting Shares in Other Corporations.  Shares of other  corporations  or  associations,  registered in the
                              -----------------------------------
name of the  Corporation,  may be voted by the  President,  a  Vice-President,  or a proxy  appointed  by either of them.  The Board of
Directors,  however,  may by resolution  appoint some other person to vote such shares,  in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

                  8.05.       Mail.  Any notice or other  document  which is required by these  By-Laws to be mailed shall be deposited
                              ----
in the United States mails, postage prepaid.

                  8.06.       Execution of Documents.  A person who holds more than one office in the  Corporation  may not act in more
                              ----------------------
than one capacity to execute,  acknowledge  or verify an instrument  required by law to be executed,  acknowledged  or verified by more than one officer.

                  8.07.       Amendments.  Subject to the special  provisions  of Section  2.02,  (i) any and all  provisions  of these
                              ----------
By-Laws  may be altered or  repealed  and new  by-laws  may be adopted at any annual  meeting of the  stockholders,  or at any  special meeting called for that purpose,  and (ii) the Board of Directors shall have the power, at any regular or special meeting  thereof,  to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.